Exhibit 10.02
Agreement No: ASV2007–2008
SCHEDULE 3
ALL ITEMS BELOW MUST BE COMPLETELY FILLED IN.
DO NOT LEAVE ANY BLANK.
1.	Name and address of Consultants who will perform work: Prof. Alberto Sangiovanni-Vincentelli 200 Tunnel Road Berkeley, CA 94705

2.	Name and Address of Primary Consultant for Notice purposes:
Prof. Alberto Sangiovanni-Vincentelli
200 Tunnel Road
Berkeley, CA 94705
Tel.      510.642.4882                            Fax 510.643.5052
Email: alberto@eecs.berkeley.edu       Email: alberto@parades.rm.cnr.it
(Europe CEL)

3.	Term of Consulting Period for this Schedule: Start Date End Date 06/01/2007 5/31/2008

Either party may terminate this Schedule at any time without cause upon thirty (30) days’ prior written notice to the other party.
4.	Duties and/or Deliverables of Consultant:
•	Act as the Technology Advisor to the CEO in terms of strategic directions of the company, acquisitions, organizational matters, and customer relations
•	Serve as facilitator in high-level customer and partner meetings to discuss industry and technology trends and ways of collaborating on technology and business issues
•	Participate in Executive Staff meetings whenever feasible and appropriate in CEO’s judgment
•	Represent Cadence in industry, technical and government events as panelist, speaker, and industry expert
•	Be available to the Finance Committee for consulting on incubation and acquisition activities
•	Oversee and participate in the due diligence in acquisition cases
•	Provide leads for potential internal and external investments
•	Participate in the creation and management of incubators as a “board” member or technical and business advisor as the case may require
•	Participate in setting the technical directions of the Cadence Berkeley Labs and of research partnerships with customers, academia and industry consortia

•	Serve as member of any committee or group in charge of discussing and establishing the direction of the company in System Level Design including embedded software
•	Serve as technical and business advisor to the Europe Region Director
•	Advise the CEO and others designated by the CEO with respect to the strategy of the company
•	Participate with management (CEO and Executive VPs) in reviews of the operation of technology groups to assess the soundness of the technical approach, the degree of overlaps and potential synergies to be exploited, and to advise on directions
5.	No Competition During the Consulting Period:
During the Consulting Period, Consultant shall not own, manage, operate, control, enable (whether by license, sublicense, assignment or otherwise) or otherwise engage or participate in, or be connected as a securityholder, director, officer, employee, partner, member, lender, guarantor or advisor of, or consultant or contractor to, any Person (as defined below) that, directly or indirectly, (1) engages in the Business (as defined below), (2) competes in the Business against Cadence or any of its existing or future affiliates engaged in the Business, or (3) markets, distributes or sells any products that are marketed, distributed or sold, directly or indirectly through intermediaries, that are competitive with Business products marketed sold or distributed by Cadence or any of its existing or future affiliates. As used herein, the term “Business” means: (i) the research, design and development of electronic design automation software, electronic design verification and emulation hardware, (ii) commercial electronic design and/or support and maintenance services, and (iii) all intellectual property embodied in or otherwise arising from the activities described in clauses (i) and (ii) above. As used herein, the term “Person” means any individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity, including any governmental entity. Notwithstanding any provision in this Agreement to the contrary, Cadence acknowledges that Consultant presently serves as a member of the Board of Directors of Accent S.p.A., Gradient Design Automation, Inc., Sonics, Inc., Value Partners Group and UPEK, Inc., and that continuing in such positions in accordance with Cadence’s Code of Business Conduct, as it may be amended from time to time, shall not be deemed to violate the covenants set forth above in this Section 5. Furthermore, for the avoidance of doubt, Consultant’s performance of his academic duties as a professor of electrical engineering and computer science shall not be deemed to violate the covenants set forth above in this Section 5.

6.	Project Manager to whom Consultant reports
Michael J. Fister Tel: 408.944.7862 Fax: 408.894.3093

7.	Expected days of consulting to be performed per month:

N/A

8.	Cost Center #: 41000

9.	Consulting Fees: $4,583.33 per month. Payments are due the first week of the new month for the past month’s advisory services. Checks are to be sent to the home address listed in item 1.

10.	Annual Compensation. The dollar value of this Consulting Schedule is not to exceed: $55,000.00
11.	Renewal. Is this renewal of an existing Schedule: YES X NO If yes, what was the start date of the previous Schedule: June 1, 2006

Consultant:

Signature: /s/ Dr. Alberto Sangiovanni-Vincentelli
                   Dr. Alberto Sangiovanni-Vincentelli
Date: May 18, 2007

Cadence Design Systems, Inc.

Signature: /s/ Michael J. Fister
                      Michael J. Fister
                    President and CEO
Date: May 18, 2007